                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 22, 2004


                              Armor Holdings, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                            0-18863                           59-3392443
-----------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of          (Commission File Number)        (IRS Employer Identification
         incorporation)                                                              No.)

1400 Marsh Landing Parkway, Suite 112, Jacksonville, Florida               32250
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code (904) 741-5400
                                                           --------------


                   ------------------------------------------
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements and Exhibits

         (b) Pro Forma Financial Information. The pro forma financial information required by this item are hereby included in
              Exhibit 99.1 attached hereto.


         (c)  Exhibits.

              The following Exhibit is hereby filed as part of this Current Report on Form 8-K:

              Exhibit 99.1  Pro Forma Financial Information of
              Armor Holdings, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: March 22, 2004

                                    ARMOR HOLDINGS, INC.


                                By:    /s/ Robert R. Schiller
                                    --------------------------------------------
                                    Name:  Robert R. Schiller
                                    Title: President and Chief Operating Officer

                                  EXHIBIT INDEX

           Exhibit No.                    Item
           -----------                    ----

           Exhibit 99.1                   Pro Forma Financial Information of
                                          Armor Holdings, Inc.

                                                                    Exhibit 99.1


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         On December 9, 2003, we completed our acquisition of Simula for $110.5 million in cash, subject to adjustment, including adjustments for certain transaction fees and costs. A portion of the $110.5 million was used to retire a majority of Simula's outstanding indebtedness. On January 5, 2004, $31.1 million of 8% Senior Subordinated Convertible Notes plus accrued interest was paid in full. After payment of 100% of the outstanding indebtedness and transaction expenses, the merger consideration paid to Simula's shareholders at closing pursuant to the merger agreement was approximately $43.5 million.

         The unaudited pro forma condensed consolidated statements of continuing operations for the years ended December 31, 2003 and 2002 give effect to the acquisition of Simula as if it had occurred on January 1, 2002.

         The acquisition of Simula was structured as a merger, pursuant to which a wholly-owned subsidiary of Armor Holdings was merged with and into Simula, with Simula surviving the merger and becoming a wholly-owned subsidiary of Armor Holdings. The acquisition is accounted for under the purchase method of accounting with the assets acquired and liabilities assumed recorded at their estimated fair values. Goodwill is generated to the extent that the merger consideration, including transaction and closing costs, exceeds the fair value of net assets acquired.

         The unaudited pro forma condensed consolidated statements of continuing operations for the years ended December 31, 2003 and 2002 have been prepared by combining Armor Holdings' historical condensed consolidated statement of continuing operations for the years ended December 31, 2003 and 2002 with the historical condensed consolidated statement of continuing operations of Simula for the years ended December 31, 2003 and 2002. The unaudited pro forma condensed consolidated financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the acquisition been completed as of the dates indicated and is not necessarily indicative of our future financial position or results of operations.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Armor Holdings and Simula, respectively, including related notes thereto.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                              CONTINUING OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       100% CASH PAID TO SIMULA
                                                                                             SHAREHOLDERS
                                                                            ------------------------------------------
                                           HISTORICAL       HISTORICAL          PRO FORMA
                                             ARMOR           SIMULA(1)         ADJUSTMENTS                PRO FORMA
                                         -------------    --------------    -----------------           --------------
Revenues
     Products                                $199,093           $    --               $    --             $199,093
     Mobile Security                          157,548                --                    --              157,548
     Simula                                     8,531            68,883                 9,826(2)            87,240
                                         -------------    --------------    -----------------           --------------

Total revenues                                365,172            68,883                 9,826              443,881

Costs and expenses
     Cost of sales                            253,586            45,341                 3,885(2)           302,812
     Operating expenses                        63,284            18,167                 1,302(3)(4)(5)      82,753
     Integration and other
       non--recurring charges                  12,573                --                   --                12,573
                                         -------------    --------------    -----------------           --------------

Operating income                               35,729             5,375                 4,639               45,743
     Interest expense, net                      4,012            10,333               (6,972)(6)             7,373
     Other expense, net                           508             2,394               (1,000)(7)             1,902
                                         -------------    --------------    -----------------           --------------

Income (loss) from continuing
   operations before provision for
   income taxes                                31,209            (7,352)               12,611               36,468

Provision for income taxes                     14,203             2,232                 (179)(8)            16,256
                                         -------------    --------------    -----------------           --------------

Income (loss) from continuing
operations                                   $ 17,006           $(9,584)              $12,790             $ 20,212
                                         =============    ==============    =================           ==============

Earnings per common share for continuing
   operations:
     Basic                                   $   0.61                                        (9)          $   0.72
     Diluted                                 $   0.59                                        (9)          $   0.70

Weighted average common shares
   outstanding:
     Basic                                     28,175                                                       28,175
     Diluted                                   28,954                                                       28,954

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2003

(1) Simula's condensed consolidated statement of continuing operations as adjusted for the sale of its automotive safety division is presented for the period January 1, 2003 to December 9, 2003.

(2) Reflects a change of Simula's revenue recognition policy to conform to the accounting policy used by Armor Holdings on long-term contracts from percentage completion based on the cost incurred basis to Armor Holding's policy of percentage completion based on the units completed basis. For the twelve-months ended December 31, 2003, this change in revenue recognition would have resulted in an increase in revenues of approximately $9.8 million and an increase in cost of sales of approximately $3.9 million.

(3) Reflects a reduction to depreciation expense of $172,000 due to an increase in the weighted average estimated useful lives of property and equipment to six years and leasehold improvements to 12 years, which exceeds the remaining useful life on a historical basis.

(4) Reflects an increase to amortization expense of $2.9 million from purchase accounting due to an increase in the fair value of identifiable intangible assets over their estimated useful lives.

(5) Reflects a reduction for transactions costs of approximately $1.4 million related to the sale of Simula's automotive safety division and costs to sell Simula.

(6) Reflects interest expense of $7.0 million (net of $3.1 million previously recognized in Armor Holding's historical financial statements) related to the acquisition debt used to fund the acquisition of Simula, net of the elimination of Simula's allocated interest expense of $10.3 million. If interest rates were to increase or decrease by 1/8%, pro forma income from continuing operations would be $19.9 million and $20.1 million, respectively. The acquisition debt was issued by Armor Holdings in August of 2003 and matures in August of 2013. The acquisition debt carries a current variable interest rate of six-month LIBOR, set in arrears, plus a spread ranging from 2.735% to 2.75% as a result of interest rate hedge transactions. Pro forma interest expense for the acquisition debt was based on historical six-month LIBOR rates of 1.37%, or 4.12%, for the two-month period ended February 2003 and 1.19%, or 3.94%, for the ten-month period ended August 2003.

(7) Reflects the elimination of the $1.0 million performance fee paid related to Simula's default on a certain non-monetary financial covenant under their Senior Secured Note.

(8) Reflects the adjustment to the provision for taxes by applying Armor Holdings' statutory tax rate of approximately 37.7% to the pro forma adjustments and to Simula's historical losses.

(9) Basic earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by basic weighted average common shares outstanding. Diluted earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by diluted weighted average common shares outstanding.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF
                              CONTINUING OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           100% CASH PAID TO SIMULA
                                                                                 SHAREHOLDERS
                                                                    -------------------------------------
                                     HISTORICAL      HISTORICAL        PRO FORMA
                                        ARMOR        SIMULA(1)        ADJUSTMENTS             PRO FORMA
                                    ------------    -----------     --------------          -------------
Revenues
     Products                          $179,946       $      --          $      --             $179,946
     Mobile Security                    125,171              --                 --              125,171
     Simula                                  --          75,556            (1,152)(2)            74,404
                                    ------------    -----------     --------------          -------------

Total revenues                          305,117          75,556            (1,152)              379,521

Costs and expenses
     Cost of sales                      210,745          48,168              2,572(2)           261,485
     Operating expenses                  50,081          16,977              1,632(3)(4)(5)      68,690
     Integration and other
       non-recurring charges              5,926              --                 --                5,926
                                    ------------    -----------     --------------          -------------

Operating income                         38,365          10,411            (5,356)               43,420
     Interest expense, net                  923          10,411            (3,240)(6)             8,094
     Other expense, net                      51              81                 --                  132
                                    ------------    -----------     --------------          -------------

Income (loss) from continuing
   operations before provision
   for income taxes                      37,391            (81)            (2,116)               35,194
Provision for income taxes               16,054          37,960           (38,754)(7)            15,260
                                    ------------    -----------     --------------          -------------

Income (loss) from continuing
operations                             $ 21,337       $(38,041)          $  36,638             $ 19,934
                                    ============    ===========     ==============          =============

Earnings per common share for
   continuing operations:
     Basic                             $   0.70                                   (8)          $   0.66
     Diluted                           $   0.69                                   (8)          $   0.64

Weighted average common shares
   outstanding:
     Basic                               30,341                                                  30,341
     Diluted                             30,957                                                  30,957

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF CONTINUING OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002

(1) Simula's condensed consolidated statement of continuing operations as adjusted for the sale of its automotive safety business is presented for the year ended December 31, 2002.

(2) Reflects a change of Simula's revenue recognition policy to conform to accounting policy used by Armor Holdings on long-term contracts from percentage completion based on the cost incurred basis to Armor Holdings' policy of percentage completion based on the units completed basis. For the year ended December 31, 2002, this change in revenue recognition would have resulted in a decrease in revenues of approximately $1.2 million and an increase in cost of sales of approximately $2.6 million including reduction in margin for opening in-process inventory.

(3) Reflects a reduction to depreciation expense of $168,000 due to an increase in the weighted average estimated useful lives of property and equipment to six years and leasehold improvements to 12 years, which exceeds the remaining useful life on a historical basis.

(4) Reflects an increase to amortization expense of $3.1 million due to an increase from purchase accounting in the fair value of identifiable intangible assets over their estimated useful lives. See Note 5 to the Pro Forma Condensed Consolidated Balance Sheet.

(5) Reflects a reduction for transactions costs of approximately $1.3 million related to the costs to sell Simula.

(6) Reflects interest expense of $7.2 million related to the acquisition debt used to fund the acquisition of Simula, net of the elimination of Simula's historical interest expense of $10.4 million. If interest rates were to increase or decrease by 1/8%, pro forma income from continuing operations would be $20.1 million and $19.7 million, respectively. The acquisition debt was issued by Armor Holdings in August of 2003 and matures in August of 2013. The acquisition debt carries a current variable interest rate of six-month LIBOR, set in arrears, plus a spread ranging from 2.735% to 2.75% as a result of interest rate hedge transactions. Pro forma interest expense for the acquisition debt was based on historical six-month LIBOR rates of 2.07%, or 4.82%, for the two-month period ended February 2002, 1.82%, or 4.57%, for the six-month period ended August 2002 and 1.37%, or 4.12%, for the four-month period ended December 31, 2002.

(7) Reflects the adjustment to the provision for taxes by applying Armor Holdings' statutory tax rate of approximately 37.7% to the pro forma adjustments and eliminating the provision of $37.9 million that Simula recognized in 2002, which principally related to providing a valuation allowance for deferred tax assets resulting from net operating loss carry-forward deductions.

(8) Basic earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by basic weighted average common shares outstanding. Diluted earnings per common share for continuing operations is computed as follows: Income from continuing operations divided by diluted weighted average common shares outstanding.